UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2008

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

903 Calle Amanecer, Suite 100 San Clemente, California	92673
(Address of Principal Executive Offices)	(Zip Code)

(949) 369-4000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In connection with the anticipated filing of registration statements on Form S-3 and Form S-8, Sunstone Hotel Investors, Inc. (the “Company”) is revising its historical financial statements to include the income and expenses of the Hyatt Regency Century Plaza in discontinued operations on its consolidated income statements, and to reclassify the related assets and liabilities to assets and liabilities related to discontinued operations on its consolidated balance sheets in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”). In May 2008, the Company sold the Hyatt Regency Century Plaza and reported revenue, expenses and net gains from the sale of this hotel property as discontinued operations for each period presented in its quarterly report on Form 10-Q for the three and six months ended June 30, 2008. This reclassification has no effect on the Company’s reported net income available to common stockholders.

Accordingly, this Current Report on Form 8-K updates Items 6, 7 and 8 of the Company’s 2007 Annual Report on Form 10-K, as amended (“2007 10-K”), to reflect the Hyatt Regency Century Plaza as discontinued operations. No attempt has been made to update matters in the 2007 Form 10-K except to the extent expressly provided above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being incorporated by reference herein or filed herewith:

Exhibit Number	Description
23.1	Consent of Ernst & Young LLP

99.1	Sunstone Hotel Investors, Inc.’s updated Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Financial Statements and Supplementary Data for the year ended December 31, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sunstone Hotel Investors, Inc.
(Registrant)

Date: November 3, 2008	By:	/s/ Kenneth E. Cruse
Kenneth E. Cruse
Chief Financial Officer

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